Exhibit (c)(6)

Project Motion Process Update Discussion Materials Strictly Private and Confidential December 18, 2012

Executive Summary RBC was originally engaged on February 29th, 2012 to explore a potential transaction Commencing on April 10th, RBC contacted 21 parties 17 parties showed potential interest 10 parties executed an NDA 9 parties held management meetings and subsequent follow-ups In May / June, RBC sent bid instruction letters to 4 parties, however, no parties bid at that time [***], [***], [***], [***] RBC remained in dialogue with 3 additional parties: [***], [***], and [***] [***] held multiple due diligence meetings, including a visit to China, and remains interested in a potential transaction [***] and [***] were instructed the process was to be put on-hold, however, remained interested in exploring a potential transaction On November 10th, 2012 the company received an unsolicited bid for $4.00 / share from IDG-Accel At the direction of the Special Committee and commencing on November 21st, RBC contacted 9 parties, in addition to IDG-Accel 8 of these 9 additional parties showed potential interest 4 additional parties executed an NDA (IDG-Accel, [***], [***] and [***]) 5 parties held management meetings, including IDG-Accel 1 party continues to evaluate and remains interested [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

Contacted Evaluated Held Management Meetings Currently Evaluating / Remain Interested Process Results 1 3 9 15 21 Indication Provided PASSED: PASSED: PASSED: Timing April 2012 April – May 2012 May – July 2012 July – August 2012 August – November 2012 [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC. Excluded as a result of putting the process on-hold RBC contacted 21 potential buyers 17 potential buyers expressed initial interest and 15 evaluated the opportunity further 9 potential buyers held management meetings 3 potential buyers were evaluating and remained interested – 1 provided a verbal indication Process Summary – Pre IDG Bid

Contacted Evaluated Held Management Meetings Currently Evaluating / Remain Interested Process Results 1 2 5 9 10 Indication Provided [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC. Process Summary – Post IDG Bid RBC has contacted 10 potential buyers 9 potential buyers expressed potential interest and evaluated the opportunity further, including IDG-Accel 5 potential buyers held management meetings 1 potential buyer continues to evaluate and remains interested PASSED: PASSED: PASSED: PASSED:

4 Selected Feedback Summary Feedback MEMS not high on the list of strategic priorities at the moment [***] and [***] looked at the opportunity from separate perspectives [***]: Looked at the option of buying Motion and running as a separate operating subsidiary. Have difficulties seeing synergies given the limited presence in the industrial market and the lack of infrastructure at Motion to address this market [***]: Need to perform their own in-house cleaning. Interested in MEMS but hesitant about entering inertial MEMS without the right solution. Can see technology advantages in the compass but struggle to see how Motion will compete effectively in the consumer accelerometer market. See Yang as key but are not sure if they know how to integrate team and manage him Initially very interested Took a hard look which included multiple meetings, a visit to China and subsequent follow-ups Concerns around consumer space and current customers remain. Having difficulties seeing ramp in industrial and auto products and have concerns around competitive pressures on compass driving margins down – competitive advantage difficult to sustain Challenged by valuation Initially interested in the Company and the MEMS space in general Focused on other projects at the moment Remains interested and continues to do work Will follow up with a request for additional information Initially very interested They like the compass and automotive business, however, discount other thermal parts including flow meters Challenged by valuation for pieces they are interested in – compass and automotive – as they already have an agreement with 3rd party for lower priced compass May still be interested in carve out for automotive Showed high level of interest in early stages Interested in industrial and auto markets but little to no interest in consumer and mobile markets View the financial profile as a challenge given [***] current businesses and concerned about the number of projects underway at Motion Reviewed internally across multiple meetings with sensor business unit Focus has shifted from sensor element to software, and from consumer electronics to the automotive and medical markets Interested in finding something in the MEMS space Reviewed preliminary materials and held a call with RBC to answer some high level questions After further discussion internally, decided to pass Reviewed internally, however, business units comfortable with their position Don’t see Motion as adding a great deal to current position to pursue M&A [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.